EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Third Amended and Restated 1996 Stock Option Plan of Boca Resorts, Inc. of our report dated August 22, 2003, with respect to the consolidated financial statements of Boca Resorts, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida
September 23, 2003